EXHIBIT 10.38

FORM OF AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 5 TO THE EMPLOYMENT AGREEMENT (this “Amendment”) made as of the     th day of November, 2010 by and between AEROFLEX INCORPORATED, a Delaware corporation (hereinafter the “Company”) and CARL CARUSO (hereinafter the “Executive” and together with the Company, the “Parties”).

WITNESSETH:

WHEREAS, the Parties entered into an Employment Agreement dated November 6, 2003, as amended on March 11, 2005, December 17, 2007, December 24, 2008 and December 31, 2008 (the “Agreement”) under which the Parties agreed upon the terms pursuant to which the Executive would provide services to the Company as further described therein, and

WHEREAS, the parties desire to amend the Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and notices promulgated thereunder.

NOW, THEREFORE, the parties hereto agree as follows, effective as of the date hereof:

1.             The last sentence of Section 6 of the Agreement is hereby amended and restated, which shall read in its entirety as follows:

“In addition, Employee shall be entitled to a car allowance in the amount of $1,150 per month, such amount to be paid monthly in accordance with the normal payroll practices of the Company.”

2.             Section 8(e)(iii) is hereby amended and restated, which shall read in its entirety as follows:

“(iii)  In the event of Termination Without Cause, the Employee shall be entitled to receive any Bonus awarded but not yet paid to him, and, for the greater of (x) remainder of the Term of Employment at the time of termination or (y) one year:

(A)  Base Salary at the rate in effect on the date of his termination paid in accordance with the Company’s regular payroll practices, and

(B) benefits under any employee benefit plans of the Company in which he participated or, as to any plans in which his continued participation is precluded, a lump sum payment of the after-tax cost to the Employee of equivalent benefits, such payment to be made as soon as practical following the Employee’s termination of employment.”

3.             A new Section 8(k) of the Agreement is hereby added, which shall read in its entirety as follows:

“(k) Payments; Compliance with Section 409A of the Code.  Notwithstanding anything herein to the contrary, if (i) the Employee is to receive payments or benefits under Section 8 by reason of his separation from service (as such term is defined in Section 409A of the Code) other than as a result of his death, (ii) the Employee is a “specified employee” within the meaning of Code Section 409A for the period in which the payment or benefits would otherwise commence, and (iii) such payment or benefit would otherwise subject the Employee to any tax, interest or penalty imposed under Section 409A of the Code (or any regulation promulgated thereunder) if the payment or benefit would commence within six months of a termination of the Employee’s employment, then such payment or benefit required under Section 8 shall not commence until the first day which is at least six months after the termination of the Employee’s employment.  Such payments or benefits, which would have otherwise been required to be made over such six month period, shall be paid to the Employee in one lump sum payment or otherwise provided to the Employee as soon as administratively feasible after the first day which is at least six months after the termination of the Employee’s employment.  Thereafter, the payments and benefits shall continue, if applicable, for the relevant period set forth in Section 8.  For purposes of this Agreement, all references to “termination of employment” and other similar language shall be deemed to refer to the Employee’s “separation from service” as defined in Treasury Regulation Section 1.409A-1(h).”

4.             Except as specifically provided in and modified by this Amendment, the Agreement is in all other respects hereby ratified and confirmed and references to the Agreement shall be deemed to refer to the Agreement as modified by this Amendment.

5.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

AEROFLEX INCORPORATED

By:

Carl Caruso